Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact:
April 29, 2022	Amanda Parsons DeRosier
562-233-5146
Amanda.DeRosier@GCEholdings.com

Global Clean Energy Names Noah Verleun as President

LOS ANGELES, – Global Clean Energy Holdings, Inc. (GCEH), a leader in the production of ultra-low carbon renewable fuels derived from nonfood camelina feedstocks, announced today that Noah Verleun has been named the company’s President.

Verleun has worked alongside Global Clean Energy Founder and Chief Executive Officer Richard Palmer since 2010 and has held senior roles throughout the organization. Prior to joining GCEH, Noah worked for JP Morgan PWM, Rockefeller University’s office of investments, and OC&C Strategy Consultants in London.

“Noah has been instrumental in the growth of the company for more than 12 years and it is fitting to have him assume the position of President of Global Clean Energy to lead and expand our platform for domestic and international growth,” said Palmer. “His breadth of knowledge and exceptional development skills will enable him to continue to shape our strategy and strengthen our partnerships as we set the standard for ultra-low carbon renewable fuels, while emphasizing environmental, social, and economic sustainability.”

“I am thrilled to accept this new responsibility and lead Global Clean Energy into the future,” Verleun said of the promotion. “Our company is poised to be a market leader in the clean energy transition. We have come a long way and accomplished much during my tenure. We are continuing to focus on growth and expansion, while meeting 21st century energy challenges by producing renewable fuels that do not impact food security.”

Verleun has directed the strategic vision and global initiatives of GCEH for more than a decade. He is responsible for developing capital partnerships and building out an ecosystem of key strategic alliances with several large multinational industry leaders across the value chain. He was also integral in the development of the farm-to-fuel strategy anchored by Global Clean Energy’s camelina nonfood feedstock and led the regulatory approvals process with the EPA, CARB, USDA, and FDA. Because of his efforts, as of today, no other camelina seed or oil can produce California Low Carbon Fuel Standard-compliant fuel.

About Global Clean Energy

Global Clean Energy Holdings, Inc. (OTCQB:GCEH) is a vertically integrated renewable fuels business that is focused on reducing carbon emissions sustainably through our proprietary camelina varieties – delivering among the lowest carbon intensity renewable fuel in the marketplace. GCEH’s strategy since its inception has been to control the full integration of the renewable fuels supply chain from science to seed and farm to fuel. We aim to operate the development, production, processing, and transportation of feedstocks to the refining and production of renewable fuels. We process our proprietary nonfood feedstock in our Bakersfield, California renewable fuels refinery, yielding a renewable diesel that is chemically identical to petroleum diesel, but with 80+ percent lower carbon emissions. Our proprietary camelina varieties are the only renewable feedstock on the market certified for both the U.S. EPA’s Renewable Fuel Standard and California’s Low Carbon Fuel Standard. More information can be found at www.gceholdings.com.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of Global Clean Energy Holdings, Inc.  Although we believe the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our ability to complete and effectively produce renewable diesel at our renewable fuels refinery, and once operational, producing fuel at the expected rate and cost as anticipated; ensuring adequate supply of camelina or other comparable feedstock; successfully supplying our refinery with camelina or similar feedstock and converting it into renewable fuels; being able to store and transport feedstock and downstream renewable fuels; obtaining and maintaining regulatory approvals and certifications for our renewable fuels to ensure compliance in local and global markets; continued demand and growth for renewable fuels; the ability to produce renewable diesel that is completely fungible with petroleum-based diesel; expanding the capabilities of our refinery site to maximize profitability; our ability to comply with the terms of our credit facilities and production agreements; successfully integrating acquired companies and expanding operations overseas in parallel with our US-based operations; managing all aspects of a complex vertically integrated supply and production strategy, and overcoming circumstances that often are out of our control such as weather, transportation, production delays and ultimately, ultimate demand for our product; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

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